UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORTRESS AMERICA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-2027651
(State of incorporation or organization)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: /__/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: /X/

Securities Act registration statement file number to which this form relates: 333-123504 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants
(Title of class)

Common Stock, par value $.0001
(Title of class)

Warrants, each exercisable for Common Stock at an exercise price of $5.00 per share
(Title of class)
Item 1.  Description of Registrant’s Securities to be Registered

See “Description of Securities” in the prospectus included in registrant’s Registration Statement on Form S-1 (File No. 333-123504), filed with the Securities and Exchange Commission on March 23, 2005, as amended on April 8, 2005, June 3, 2005 and July 5, 2005, which is hereby incorporated by reference. Any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

A.
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on July 5, 2005).

B.	By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 23, 2005).

C.	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on July 5, 2005).

D.
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 23, 2005).

E.	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on July 5, 2005).

F.
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on July 5, 2005).

G.
Form of Unit Purchase Option to be granted to Representative (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 23, 2005).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTRESS AMERICA ACQUISITION CORPORATION

Date: July 11, 2005	By:	/s/ Harvey L. Weiss
Name: Harvey L. Weiss Title: Chief Executive Officer